U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2003

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On August 5, 2003, effective August 1, 2003, Amedisys LA Acquisitions, LLC (“Purchaser”), a wholly-owned subsidiary of Amedisys, Inc. (“Amedisys”) which acted as Guarantor, purchased certain assets and certain liabilities, of nine home care offices of Standard Home Health Care, Inc. and Cypress Health Services, LLC (“Sellers”), located in southeast Louisiana. The Purchaser and Amedisys had no relationship with the Sellers or any of their affiliates prior to this transaction. The purchase price of approximately $8 million was comprised of $6 million in cash at closing, 163,000 shares of Amedisys, Inc. common stock, and $1 million in a three-year note subject to performance requirements. The assets acquired consist primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The liabilities being assumed are the paid-time-off balances of the Sellers employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. The Sellers and their principals have agreed that for a period of two years from the effective date of the acquisition they will not compete with the Company in the business of providing home care services in the parishes currently served by the acquired offices. Additionally, the principals have entered into employment agreements with the Company that include separate non-competition covenants. This acquisition is being accounted for as a purchase.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable

ITEM 6.	RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements related to the acquisition required pursuant to Article 3-05 of Regulation S-X are attached hereto as Annex A.

(b) Pro Forma Financial Information.

The pro forma financial information related to the acquisition required pursuant to Article 11 of Regulation S-X is attached hereto as Annex B.

(c)	Exhibit No.
	2.1(i)	Asset purchase agreement by and among Amedisys LA Acquisitions, LLC, Amedisys, Inc., Standard Home Health Care, Inc., Cypress Health Services, LLC, David J. Martin, Jr., Charles Gregory Eckert, and Brandon J. Migliore.

(i) Previously filed as an exhibit to form 8-K on August 19, 2003.

ITEM 8.	CHANGE IN FISCAL YEAR

Not applicable

ITEM 9.	REGULATION FD DISCLOSURE

Not applicable

ITEM 10.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable

ITEM 11.	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

Not applicable

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne

Gregory H. Browne Chief Financial Officer

DATE: February 9, 2004

ANNEX A

[KPMG LOGO]

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Metro Preferred Home Care:

We have audited the accompanying combined balance sheets of Standard Home Health Care Inc. and Cypress Health Services, LLC, collectively, Metro Preferred Home Care (the Company) as of December 31, 2002 and 2001, and the related combined statements of operations, shareholders’ and members’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Metro Preferred Home Care as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Baton Rouge, Louisiana

August 4, 2003

METRO PREFERRED HOME CARE

Combined Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets

Current assets:
Cash and cash equivalents	$1,592,406	686,392
Patient accounts receivable, net of allowance for doubtful accounts of $257,394 and $143,725 at December 2002 and 2001, respectively	1,895,955	1,577,429
Prepaid expenses and other current assets	27,517	5,371

Total current assets	3,515,878	2,269,192

Property and equipment, net	169,136	285,436
Other assets	18,618	18,618

Total assets	$3,703,632	2,573,246

Liabilities and Shareholders’ and Members’ Equity

Current liabilities:
Accounts payable	$162,676	667,057
Accrued expenses:
Payroll and payroll taxes	547,274	598,753
Accrued management fee	120,000	—
Customer refunds payable	76,040	28,479
Deferred revenue	205,167	148,062
Capital leases payable—short-term	37,138	105,466
Due to Medicare	—	64,380

Total current liabilities	1,148,295	1,612,197

Long-term liabilities:
Capital leases payable—long-term	75,040	112,178

Total liabilities	1,223,335	1,724,375

Shareholders’ and members’ equity:
Common stock, 1,000 shares authorized, issued and outstanding; no par value	—	—
Shareholders’ and members’ contributed/distributed equity	(751,881)	23,023
Retained earnings	3,232,178	825,848

Total shareholders’ and members’ equity	2,480,297	848,871

Commitments and contingencies

Total liabilities and shareholders’ and members’ equity	$3,703,632	2,573,246

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Statements of Operations

Years Ended December 31, 2002 and 2001

	2002	2001
Revenue:
Net service revenue	$17,250,522	13,749,447
Cost of service revenue	5,708,595	4,820,354

Gross profit	11,541,927	8,929,093

General and administrative expenses:
Salaries and benefits	4,436,254	4,354,156
Other	4,680,391	3,717,950

Total general and administrative expenses	9,116,645	8,072,106

Operating income	2,425,282	856,987

Other income (expense):
Other income	—	4,378
Other expense	(18,952)	(33,114)

Total other expense, net	(18,952)	(28,736)

Net income	$2,406,330	828,251

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Statements of Shareholders’ and Members’ Equity

Years Ended December 31, 2002 and 2001

	Shareholders’ Contributed/ Distributed Equity	Members’ Contributed Equity	Retained Earnings (Deficit)	Total Shareholder’s and Member’s Equity
Balance, December 31, 2000	$102,771	131,000	(2,403)	231,368
Contributions	356,000	580,000	—	936,000
Distributions	(999,168)	(147,580)	—	(1,146,748)
Net income	—	—	828,251	828,251

Balance, December 31, 2001	(540,397)	563,420	825,848	848,871
Contributions	13,000	205,000	—	218,000
Distributions	(961,164)	(31,740)	—	(992,904)
Net income	—	—	2,406,330	2,406,330

Balance, December 31, 2002	$(1,488,561)	736,680	3,232,178	2,480,297

Shareholders’ contributed/distributed equity includes $10,000 of additional paid-in capital.

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Statements of Cash Flows

Years Ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$2,406,330	828,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,249	162,098
Provision for uncollectible accounts	257,394	143,725
Changes in assets and liabilities:
Increase in patient accounts receivable	(575,920)	(1,241,541)
Increase in prepaid expenses and other current assets	(22,146)	(5,371)
(Decrease) increase in accounts payable	(504,381)	285,254
Increase in accrued management fee	120,000	—
(Decrease) increase in payroll liabilities	(51,479)	176,741
(Decrease) increase in other accrued liabilities	(16,819)	68,614
Deferred revenue	57,105	148,062

Net cash provided by operating activities	1,807,333	565,833

Cash flows from investing activities:
Purchases of property and equipment	(20,949)	(35,400)

Cash flows from financing activities:
Payments on capital leases	(105,466)	(98,356)
Contributions from members and shareholders	218,000	936,000
Distributions to members and shareholders	(992,904)	(1,146,748)

Net cash used in financing activities	(880,370)	(309,104)

Net increase in cash and cash equivalents	906,014	221,329

Cash and cash equivalents at beginning of year	686,392	465,063

Cash and cash equivalents at end of year	$1,592,406	686,392

Supplemental information:
Interest paid	$17,313	25,406

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(1)	Nature of Operations and Summary of Significant Accounting Policies

(a)	Organization and Nature of Operations

Metro Preferred Home Care (“Metro Preferred” or “the Company”) is a provider of home health care nursing services in Southeast Louisiana. Metro Preferred is comprised of two operating entities, Standard Home Health Care, Inc. (“Standard”), a Louisiana corporation and Cypress Health Services, L.L.C. (“Cypress”), a Louisiana limited liability company. The shares of outstanding common stock of Standard and the membership interests in Cypress are owned by the following individuals in the stated percentages:

	Standard	Cypress
Owner A	40%	40%
Owner B	40%	40%
Owner C	20%	20%

(b)	Basis of Accounting

The Company maintains its books and records on the accrual basis of accounting, and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

(c)	Use of Estimates

The preparation of the combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those amounts.

(d)	Principles of Combination

The combined financial statements include the accounts of Standard and Cypress, based on common control and similar business, referred to collectively as the “Company”. All significant intercompany balances and transactions have been eliminated in combination.

(e)	Revenue Recognition

The Company has agreements with third party payors that provide for payments to the Company at amounts different from its established rates. Gross revenue is recorded on an accrual basis based upon the date of service at amounts equal to the Company’s established rates or estimated reimbursement rates, as applicable. Allowances and contractual adjustments are recorded for the difference between the established rates and the amounts estimated to be payable by third parties and are deducted from gross revenue to determine net service revenue. Net service revenue is the estimated net amounts realizable from patients, third party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements.

6	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

Prior to the implementation of the Medicare Prospective Payment System (“PPS”) on October 1, 2000, reimbursement for home health care services to patients covered by the Medicare program was based on reimbursement of allowable costs subject to certain limits. Final reimbursement was determined after submission of annual cost reports and audits thereof by the fiscal intermediaries. Under the new PPS rules, annual cost reports are still required as a condition of participation in the Medicare program. However, there are no final settlements or retroactive adjustments.

Under PPS, the Company is paid by Medicare based on episodes of care. An episode of care is defined as a length of care of up to sixty days with multiple continuous episodes allowed. A base episode payment is established by the Medicare Program through federal legislation for all episodes of care ended on or after the applicable time periods detailed below:

Period	Base episode payment
Beginning October 1, 2000 through March 31, 2001	$2,115 per episode
April 1, 2001 through September 30, 2001	$2,264 per episode
October 1, 2001 through September 30, 2002	$2,274 per episode
October 1, 2002 through September 30, 2003	$2,159 per episode

With respect to Medicare reimbursement changes, the applicability of the reimbursement change is dependent upon the completion date of the episode; therefore, changes in reimbursement, both positive and negative, will impact the financial results of the Company up to sixty days in advance of the effective date.

The base episode payment is adjusted by applicable regulations including, but not limited to, the following: a case mix adjuster consisting of eighty (80) home health resource groups (“HHRG”), the applicable geographic wage index, low utilization, intervening events and other factors. The episode payment will be made to providers regardless of the cost to provide care. The services covered by the episode payment include all disciplines of care, in addition to medical supplies, within the scope of the home health benefit.

Revenue is recognized ratably over the 60-day episode. If an episode is terminated before the 60th day, any remaining unrecognized revenue is recognized at the time of termination. Deferred revenue represents payments received from the intermediary in advance of rendering services to patients.

(f)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include certificates of deposit and all highly liquid debt instruments with maturities of three months or less when purchased.

7	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(g)	Provision for Doubtful Accounts

The Company provides for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their net realizable value. The Company estimates this allowance based on the aging of its accounts receivable and its historical collection experience for each type of payor.

(h)	Property and Equipment

Property and equipment are carried at cost. Additions and improvements are capitalized, but ordinary maintenance and repair expenses are expensed as incurred. The cost of property and equipment sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and equipment and related accumulated depreciation accounts, and any gain or loss is credited or charged to income.

Capital leases, primarily consisting of computer equipment and phone systems, are treated as purchases and included in property and equipment. Capital leases are recorded at the principal amount set forth at lease inception and are depreciated over the useful life of the equipment. The capital leases include a three-year term which expires December 31, 2003.

For financial reporting purposes, depreciation of property and equipment including those subject to capital leases ($137,249 in 2002, and $162,098 in 2001,) is included in other general and administrative expenses and is provided utilizing the double declining balance method based upon the following estimated useful service lives:

Furniture, fixtures and equipment	5-7 years
Vehicles	5 years
Computer software	5 years

(i)	Accounting for the Impairment of Long-Lived Assets

Whenever recognized events or changes in circumstances indicate the carrying amount of an asset, including intangible assets, may not be recoverable, management reviews the asset for possible impairment. Management uses undiscounted estimated future cash flows to assess the recoverability of the asset. If the expected future net cash flows are less than the carrying amount of the asset, an impairment loss, measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, is recognized.

(2)	Acquisitions

The following acquisitions were accounted for as purchases:

(a)	Standard Home Health Care, Inc.

Effective August 11, 2000, the members of Cypress acquired the outstanding stock (1,000 shares) of Standard Home Health Care, Inc. for $10,000. The members acquired all assets and liabilities of the Company with the exception of any tax liabilities generated from the prior operations of the Company which were maintained by the sellers.

8	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(b)	Ochsner Home Health, Inc.

Effective August 23, 2000, Cypress directly acquired certain assets, including the Medicare Home Health Provider Number (the “Provider Number”), of Ochsner Home Health. Cost reports for the Provider Number related to prior operations have been closed for years except for the 2000 short-year; however, the fiscal intermediary, acting on behalf of Centers for Medicare and Medicaid Services (CMS), is entitled to reopen settled cost reports for up to three years after issuing final assessments. Ochsner has indemnified Cypress for any cost report overpayments attributable to all prior periods.

(3)	Property And Equipment

Property and equipment consist of the following as of December 31, 2002 and 2001:

	2002	2001
Equipment, furniture and vehicles	$119,921	119,921
Computer equipment and software	29,878	8,929
Vehicles	18,149	18,149
Equipment under capital leases	316,000	316,000

	483,948	462,999
Less accumulated depreciation	(314,812)	(177,563)

Total property and equipment, net	$169,136	285,436

Accumulated depreciation includes $88,817 and $120,909 at December 31, 2002 and 2001, respectively, related to capital leases.

(4)	Line of Credit

The Company had a $350,000 Line of Credit through Parish National Bank from November 2000 through April 2003. The effective interest rate on this line of credit was equal to the New York Prime Rate + .025% at December 31, 2002. No amounts were outstanding on the line of credit at December 31, 2002 and 2001, respectively. In April 2003, the Company canceled the Line of Credit with Parish National Bank and obtained a $1 million Line of Credit with the Whitney Bank bearing interest at a rate of 4.75%. No amounts have been drawn on the Whitney Line of Credit.

(5)	Capital Leases

The Company acquired certain equipment under a capital lease for which the related liabilities have been recorded at the principal value as set forth in the lease agreement. The remaining principal balance under the lease was $112,178 and $217,644 at December 31, 2002 and 2001, respectively.

9	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(6)	Income Taxes

Standard has elected to be taxed as a Subchapter S Corporation for tax years beginning on or after January 1, 2001. Cypress is a limited liability company, which is treated as a partnership for federal income tax purposes. Accordingly, all income of the Company is taxed directly to the respective members and shareholders. As a result, no amounts for federal income taxes have been reflected in the accompanying combined financial statements.

(7)	Related Party Transactions

(a)	Preferred Executive Management

Preferred Executive Management, L.L.C. (Preferred”) is a Louisiana limited liability company owned by the owners of the Company in the same percentage interests as the Company. The purpose of Preferred is to provide executive level management to Standard Cypress and other companies sharing common ownership. In addition, Preferred also pays for insurance and other items shared by the companies and, in turn, allocates the costs to the companies. Preferred is a cost pass-through, allocating, in general, 60% of its costs to Standard, 30% of its costs to Cypress and 10% of its costs to Metro Preferred Medical Staffing, discussed below. The allocation was designed to approximate the relative time and resources that Preferred’s employees spend on the respective companies. The Company incurred expenses for such services of $909,962 and $706,293 in 2002 and 2001, respectively.

(b)	Comprehensive Managed Care Services

Comprehensive Managed Care Services, L.L.C. (“Comprehensive”) is a Louisiana limited liability company, the majority of which is owned by the same 3 owners of the Company. Comprehensive has developed a comprehensive home health clinical management and billing software package to operate under PPS and it has licensed the software to the Company. The Company currently utilizes Comprehensive’s software to manage all aspects of its clinical operations. The Company has incurred expense of $167,635 and $94,900 in 2002 and 2001, respectively.

(c)	Medical Staffing

The Company occasionally obtains nursing services via Metro Preferred Medical Staffing, L.L.C. (“Staffing”), a Louisiana limited liability company which is owned by the owners of the Company in the same percentage interests as the Company. The Company incurred expense to Staffing of $285,671 and $50,358 in 2002 and 2001, respectively.

(d)	Delacroix

The Company leases property from 5425 Delacroix Highway, L.L.C., which is owned by one of the owners of the Company, at the rate of $2,000 per month. The leased premises is used by management of the Company for employee entertainment purposes.

10	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(8)	Commitments and Contingencies

(a)	Legal Proceedings

From time to time, the Company and its subsidiaries are defendants in lawsuits arising in the ordinary course of the Company’s business. Based on current knowledge, management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.

(b)	Medicare Reimbursement Reductions

The Company derived 82% of its revenues from the Medicare system for each of the years ended December 31, 2002 and 2001.

From October 1, 1998 to October 1, 2000, Medicare-reimbursed home health agencies’ cost limits were determined as the lesser of (i) their actual costs, (ii) per visit cost limits based on 105% of national median costs of freestanding home health agencies, or (iii) a per beneficiary limit determined for each specific agency based on whether the agency was an “old” or “new” provider.

In December 2000, Congress passed the Benefits Improvement and Protection Act (“BIPA”), which provided additional funding to healthcare providers. BIPA provided for the following: (i) a one-year delay in applying the budgeted 15% reduction on payment limits, subsequently extended to September 30, 2002 (ii) the restoration of a full home health market basket update for episodes of care ending on or after April 1, 2001, and before October 1, 2001, resulting in an increase to revenue of 2.2%, (iii) a 10% increase, beginning April 1, 2001 and extending for a period of twenty four months, for home health services provided in a rural area, and (iv) a one-time advance equal to two months of periodic interim payments (“PIP”).

The scheduled reduction was implemented effective October 1, 2002 for all episodes of care ended on or after October 1, 2002 and reflected a decrease of 7%, offset by an inflationary update of .8%, resulting in a net decrease to reimbursement of approximately 6.2%.

In addition to the reduction effective October 1, 2002, the provision in BIPA whereby home health providers received a 10% increase in reimbursement that began April, 2001 for serving patients in rural areas expired on March 31, 2003. Patients in rural areas account for approximately 2.5% of the Company’s patient population.

(c)	Legislation

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result

11	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with all state and Federal legal provisions concerning fraud and abuse as well as other applicable government laws and regulations. While no material regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

The Health Insurance Portability and Accountability Act (“HIPAA”) was enacted August 21, 1996 to assure health insurance portability, reduce health care fraud and abuse, guarantee security and privacy of health information and enforce standards for health information. Organizations are required to be in compliance with certain HIPAA provisions relating to security and privacy beginning April 14, 2003. Organizations are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations. Management is in the process of implementing these regulations, enhancing systems’ security, and training all personnel as required for HIPAA compliance.

Pursuant to the provisions of HIPAA, covered health care providers were required to comply with the statute’s electronic Health Care Transactions and Code Sets Requirements by October 16, 2002, or secure an automatic one-year extension to the deadline. Prior to the regulatory deadline, the Company secured the automatic one-year extension in accordance with the directives of CMS. The extension affords the Company until October 16, 2003 to attain compliance with these regulatory requirements.

(d)	Operating Leases

The Company has leased office space at various locations under non-cancelable agreements which expire between 2003 and 2006, and require various minimum annual rentals. Total minimum rental commitments at December 31, 2002 are due as follows:

Year Ended December 31:
2003	$234,478
2004	143,595
2005	115,248
2006	115,248

Rent expense was $313,520 and $294,928 in 2002 and 2001, respectively.

(e)	Management Agreement

The Company and Global Management Services, L.L.C. (“Global”), have an agreement under which Global provides financial consulting and management services, accounting services, payroll processing, billing services, collection services, community education services and hardware and software consulting for the Company’s home health agencies. Under the flat rate fee structure, fees

12	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

are paid at the rate of $60,000 per month. In addition, at the end of each year, Global may receive an additional payment based on the performance of the Company. Such additional payment is subject to the complete discretion of the Company and is determined at year-end. The Company incurred expenses of $720,000 and $983,669 in 2002 and 2001, respectively, for such services.

(f)	Insurance Plans

The Company believes that it has maintained adequate insurance coverage at all times, including, but not limited to, General Liability, Malpractice and Workmen’s Compensation insurance. The Company has not maintained any self-funded insurance plans at any time. Accordingly, the Company does not believe that it will incur additional costs, beyond the insurance premiums incurred, for any claims against it.

(g)	Other

The Company is subject to various other types of claims and disputes arising in the course of its business. While the resolution of such issues is not presently determinable with certainty, management believes that the ultimate resolution of such matters will not have a significant effect on the Company’s financial position or results of operations.

(9)	401(k) Benefit Plan

The Company adopted a plan qualified under Section 401(k) of the Internal Revenue Code for all employees who have reached 21 years of age and have at least one year of service and have worked at least 1,000 hours. Under the plan, eligible employees may elect to defer a portion of their compensation, subject to Internal Revenue Service limits. The Company may make matching contributions equal to a discretionary percentage of the employee’s salary deductions. Matching contributions of $83,556 and $88,134 were made in 2002 and 2001, respectively. Management believes the plan continues to qualify as an exempt plan under Section 401(k) of the Internal Revenue Code.

(10)	Amounts Due To And Due From Medicare

Prior to the implementation of PPS on October 1, 2000, the Company recorded Medicare revenues at the lower of actual costs, the per visit cost limit, or a per beneficiary cost limit on an individual provider basis. Under the previous Medicare cost-based reimbursement system, ultimate reimbursement under the Medicare program was determined upon review of the annual cost reports.

For the cost report year ended December 31, 2000, the Company had estimated aggregate overpayments of $64,380 recorded as of December 31, 2001. This amount was repaid to Medicare in 2002. At December 31, 2002 the Company had no amounts recorded due to Medicare.

The fiscal intermediary, acting on behalf of CMS, has not yet issued finalized cost reports for the fiscal years ended December 31, 2000, and is entitled to reopen settled cost reports for up to three years after issuing final assessments.

13	(Continued)

METRO PREFERRED HOME CARE

Combined Financial Statements

December 31, 2002 and 2001

(11)	Disclosures About Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable, and accrued liabilities approximate fair market value because of the short maturity of these instruments.

METRO PREFERRED HOME CARE

Combined Balance Sheets

As of June 30, 2003 and December 31, 2002

	June 30, 2003	December 31, 2002
	(unaudited)
Assets:
Current assets
Cash and cash equivalents	$1,453,347	$1,592,406
Patient accounts receivable, net of allowance for doubtful accounts of $396,474 at June 30, 2002 and $257,934 at December 31, 2001	2,114,803	1,895,955
Prepaid expenses	28,639	27,517

Total current assets	3,596,789	3,515,878

Property and equipment, net	95,991	169,136
Other assets	18,618	18,618

Total assets	$3,711,398	$3,703,632

Liabilities and Shareholders’ and Members’ Equity:
Accounts payable	$89,917	$162,676
Accrued expenses:
Payroll and payroll taxes	680,529	547,274
Accrued management fees	—	120,000
Customer refunds payable	93,895	76,040
Deferred revenue	130,502	205,167
Capital leases payable – short term	99,968	37,138

Total current liabilities	1,094,811	1,148,295
Capital leases payable – long term	—	75,040

Total liabilities	1,094,811	1,223,335

Shareholders’ and Members’ Equity:
Common stock no par value; 1,000 shares authorized, issued and outstanding	—	—
Shareholders’ and members’ contributed equity	1,498,501	1,448,501
Retained earnings	1,118,086	1,031,796

Total shareholders’ and members’ equity	2,616,587	2,480,297

Commitments and contingencies
Total liabilities and shareholders’ and members’ equity	3,711,398	3,703,632

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Statements of Income

For the three and six months ended June 30, 2003 and 2002

(Unaudited)

	Three months ended		Six months ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenue:
Net service revenue	$4,965,946	$4,296,636	$9,669,794	$8,383,018
Cost of service revenue	1,844,994	1,249,118	3,429,198	2,544,096

Gross profit	3,120,952	3,047,518	6,240,596	5,838,922

General and administrative expenses:
Salaries and benefits	1,022,252	1,234,664	2,129,389	2,426,916
Other	1,962,223	1,144,653	3,373,925	2,320,932

Total general and administrative expenses	2,984,475	2,379,317	5,503,314	4,747,846

Operating income	136,477	668,201	737,282	1,091,076
Other income and expense:
Other income	—	1,078	—	1,939

Total other expense, net	—	1,078	—	1,939

Net income	$136,477	$669,279	$737,282	$1,093,015

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Combined Statements of Cash Flows

Six months ended June 30, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net income	$737,282	$1,093,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,285	68,315
Provision for uncollectible accounts	139,080	107,584
Changes in assets and liabilities:
Increase in patient accounts receivable	(357,928)	(450,949)
Increase in prepaid expenses and other current assets	(1,122)	(2,331)
Increase in accounts payable	(72,759)	(334,006)
Decrease in accrued management fee	(120,000)	—
Increase in payroll liabilities	133,255	33,609
(Decrease) increase in other accrued liabilities	17,855	40,051
Deferred revenue	(74,665)	14,520

Net cash provided by operating activities	503,283	569,808

Cash flows from investing activities:
Purchases of property and equipment	(29,141)	(10,725)

Cash flows from financing activities:
Payments on capital leases	(12,210)	51,813
Contributions from members and shareholders	50,000	(44,769)
Distributions to members and shareholders	(650,991)

Net cash used in financing activities	(613,201)	(96,582)

Net (decrease) increase in cash and cash equivalents	(139,059)	462,501
Cash and cash equivalents at beginning of period	1,592,406	686,392

Cash and cash equivalents at end of period	$1,453,347	$1,148,893

Supplemental information:
Interest paid	2,091	4,589

See accompanying notes to combined financial statements.

METRO PREFERRED HOME CARE

Notes to Combined Financial Statements

(Unaudited)

(1) Nature of Operations and Summary of Significant Accounting Policies

(a) Organization and Nature of Operations

Metro Preferred Home Care (“Metro Preferred” or “the Company”) is a provider of home health care nursing services in Southeast Louisiana. Metro Preferred is comprised of two operating entities, Standard Home Health Care, Inc. (“Standard”), a Louisiana corporation and Cypress Health Services, L.L.C. (“Cypress”), a Louisiana limited liability company. The shares of outstanding common stock of Standard and the membership interests in Cypress are owned by the following individuals in the stated percentages:

	Standard	Cypress
Owner A	40%	40%
Owner B	40%	40%
Owner C	20%	20%

In the opinion of management of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the Company’s financial position at June 30, 2003, the results of operations for the three and six months ended June 30, 2003 and 2002, and cash flows for the six months ended June 30, 2003 and 2002. The results of operations for the interim periods are not necessarily indicative of results of operations for the entire year. These interim combined financial statements should be read in conjunction with the Company’s annual financial statements and related notes for the period ended December 31, 2002.

(b) Basis of Accounting

The Company maintains its books and records on the accrual basis of accounting, and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

(c) Use of Estimates

The preparation of the combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those amounts.

(d) Principles of Combination

The combined financial statements include the accounts of Standard and Cypress, based on common control and similar business, referred to collectively as the “Company”. All significant intercompany balances and transactions have been eliminated in combination.

(e) Revenue Recognition

The Company has agreements with third party payors that provide for payments to the Company at amounts different from its established rates. Gross revenue is recorded on an accrual basis based upon the date of service at amounts equal to the Company’s established rates or estimated reimbursement rates, as applicable. Allowances and contractual adjustments are recorded for the difference between the established rates and the amounts estimated to be payable by third parties and are deducted from gross revenue to determine net service revenue. Net service revenue is the estimated net amounts realizable from patients, third party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements.

Prior to the implementation of the Medicare Prospective Payment System (“PPS”) on October 1, 2000, reimbursement for home health care services to patients covered by the Medicare program was based on reimbursement of allowable costs subject to certain limits. Final reimbursement was determined after submission of annual cost reports and audits thereof by the fiscal intermediaries. Under the new PPS rules, annual cost reports are still required as a condition of participation in the Medicare program. However, there are no final settlements or retroactive adjustments.

Under PPS, the Company is paid by Medicare based on episodes of care. An episode of care is defined as a length of care of up to sixty days with multiple continuous episodes allowed. A base episode payment is established by the Medicare Program through federal legislation for all episodes of care ended on or after the applicable time periods detailed below:

Period	Base episode payment
Beginning October 1, 2000 through March 31, 2001	$2,115 per episode
April 1, 2001 through September 30, 2001	$2,264 per episode
October 1, 2001 through September 30, 2002	$2,274 per episode
October 1, 2002 through September 30, 2003	$2,159 per episode

With respect to Medicare reimbursement changes, the applicability of the reimbursement change is dependent upon the completion date of the episode; therefore, changes in reimbursement, both positive and negative, will impact the financial results of the Company up to sixty days in advance of the effective date.

The base episode payment is adjusted by applicable regulations including, but not limited to, the following: a case mix adjuster consisting of eighty (80) home health resource groups (“HHRG”), the applicable geographic wage index, low utilization, intervening events and other factors. The episode payment will be made to providers regardless of the cost to provide care. The services covered by the episode payment include all disciplines of care, in addition to medical supplies, within the scope of the home health benefit.

Revenue is recognized ratably over the 60-day episode. If an episode is terminated before the 60th day, any remaining unrecognized revenue is recognized at the time of termination. Deferred revenue represents payments received from the intermediary in advance of rendering services to patients.

(f) Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include certificates of deposit and all highly liquid debt instruments with maturities of three months or less when purchased.

(g) Provision for Doubtful Accounts

The Company provides for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their net realizable value. The Company estimates this allowance based on the aging of its accounts receivable and its historical collection experience for each type of payor.

(h) Property and Equipment

Property and equipment are carried at cost. Additions and improvements are capitalized, but ordinary maintenance and repair expenses are expensed as incurred. The cost of property and equipment sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and equipment and related accumulated depreciation accounts, and any gain or loss is credited or charged to income.

Capital leases, primarily consisting of computer equipment and phone systems, are treated as purchases and included in property and equipment. Capital leases are recorded at the principal amount set forth at lease inception and are depreciated over the useful life of the equipment. The capital leases include a three-year term which expires December 31, 2003.

For financial reporting purposes, depreciation of property and equipment including those subject to capital leases is included in other general and administrative expenses and is provided utilizing the double declining balance method based upon the following estimated useful service lives:

Furniture, fixtures and equipment	5-7 years
Vehicles	5 years
Computer software	5 years

(i) Accounting for the Impairment of Long-Lived Assets

Whenever recognized events or changes in circumstances indicate the carrying amount of an asset, including intangible assets, may not be recoverable, management reviews the asset for possible impairment. Management uses undiscounted estimated future cash flows to assess the recoverability of the asset. If the expected future net cash flows are less than the carrying amount of the asset, an impairment loss, measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, is recognized.

(2) Income Taxes

Standard has elected to be taxed as a Subchapter S Corporation for tax years beginning on or after January 1, 2001. Cypress is a limited liability company, which is treated as a partnership for federal income tax purposes. Accordingly, all income of the Company is taxed directly to the respective members and shareholders. As a result, no amounts for federal income taxes have been reflected in the accompanying combined financial statements.

ANNEX B

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share information)

The following unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of Amedisys, Inc (the “Company”) and from the historical combined financial statements of Metro Preferred Home Care (“Metro”) with pro forma adjustments related to the acquisition of Metro by the Company. On August 5, 2003, effective August 1, 2003, Amedisys LA Acquisitions, LLC (“Purchaser”), a wholly-owned subsidiary of Amedisys, Inc. (“Amedisys”) which acted as Guarantor, purchased certain assets and certain liabilities, of nine home care offices of Standard Home Health Care, Inc. and Cypress Health Services, LLC (“Sellers”), located in southeast Louisiana. The purchase price of approximately $8 million was comprised of $6 million in cash at closing, 163,000 shares of Amedisys, Inc. common stock, and $1 million in a three-year note subject to performance requirements. The assets acquired consist primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The assets were valued at fair value based on the historical prices the Company paid for similar assets. The liabilities being assumed are the paid-time-off balances of the Sellers’ employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. The pro forma statements of operations are presented as if the transactions occurred on January 1, 2002. The pro forma balance sheet is presented as if the transaction occurred on June 30, 2003. The transactions and the related adjustments are described in the accompanying notes. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma condensed consolidated financial statements. The pro forma adjustments relating to the acquisition represent management’s initial estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ materially from these presented in the unaudited pro forma financial statements.

The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only. They may not be indicative of the financial position or results of operations that would have actually occurred if the transaction described had occurred as presented. In addition, future results may vary significantly from the results reflected in such statements.

Amedisys, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2002

(In 000s, except per share data)

	Historical		Acquisition Adjustments		Pro Forma
	Amedisys	Metro
Income:
Net service revenue	$129,424	$17,251	$—		$146,675
Cost of service revenue	58,244	5,709	—		63,953

Gross Margin	71,180	11,542	—		82,722
General and administrative expenses:
Salaries and benefits	38,650	4,436	—		43,086
Other	24,410	4,681	(101	)(a)	28,990
Restructuring charge	1,640	—	—		1,640

Total general and administrative expenses	64,700	9,117	(101)		73,716
Operating Income	6,480	2,425	101		9,006

Other income (expense):
Interest income	97	—	—		97
Interest expense	(1,874)	—	(27	)(b)	(1,901)
Provision for uncollectible receivable	(7,349)	—	—		(7,349)
Miscellaneous	113	(19)	—		94

Total other expense, net	(9,013)	(19)	(27)		(9,059)

(Loss) Income before income taxes	(2,533)	2,406	74		(53)
Income tax (benefit) expense	(3,285)	—	943	(c)	(2,342)

Net Income	$752	$2,406	$(869)		$2,290

Basic weighted average common shares outstanding	8,499,000		163,000		8,662,000
Basic income per common share	$0.09		$(5.33)		$0.26
Diluted weighted average common shares outstanding	9,007,000		163,000		9,170,000
Diluted income per common share	$0.08		$(5.33)		$0.25

Notes to Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2002

The following notes set forth the adjustments made in preparing the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002.

(a) Reflects a net decrease in depreciation expense of $101,000 associated with the property and equipment acquired from Metro at the allocated purchase price based on the change in depreciation methods used.

(b) Reflects an increase in interest expense of $27,000 associated with Note Payable to Metro and assumed capital leases.

(c) Reflects an increase in income tax expense at the Company’s historical effective rate of 38%. Prior to this acquisition, Metro was a non-taxable entity.

Amedisys, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the six months ended June 30, 2003

(In 000s, except per share data)

	Historical		Acquisition Adjustments		Pro Forma
	Amedisys	Metro
Income:
Net Service Revenue	$63,326	$9,670	$—		$72,996
Cost of service revenue	26,009	3,429	—		29,438

Gross Margin	37,317	6,241	—		43,558
General and administrative expenses:
Salaries and benefits	19,742	2,129	—		21,871
Other	12,835	3,374	(66	)(a)	16,143

Total general and administrative expenses	32,577	5,503	(66)		38,014
Operating Income	4,740	738	66		5,544

Other income (expense):
Interest income	41	—	—		41
Interest expense	(701)	(1)	(11	)(b)	(713)
Other Income, net	209	—	—		209

Total other expense, net	(451)	(1)	(11)		(463)

Income before income taxes	4,289	737	55		5,081
Income tax expense	1,626	—	301	(c)	1,927

Net Income	$2,663	$737	$(246)		$3,154

Basic weighted average common shares outstanding	9,402,000		163,000		9,565,000
Basic income per common share	$0.28		$(1.51)		$0.33
Diluted weighted average common shares outstanding	9,583,000		163,000		9,746,000
Diluted income per common share	$0.28		$(1.51)		$0.32

Notes to Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2003

The following notes set forth the adjustments made in preparing the unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2003.

(a) Reflects a net decrease in depreciation expense of $66,000 associated with the property and equipment acquired from Metro at the allocated purchase price based on the change in depreciation methods used.

(b) Reflects an increase in interest expense of $27,000 associated with Note Payable to Metro.

(c) Reflects an increase in income tax expense at the Company’s historical effective rate of 38%. Prior to this acquisition, Metro was a non-taxable entity.

Amedisys, Inc. and subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2003

(In 000s, except per share amounts)

	Historical		Acquisition Adjustments		Pro Forma
	Amedisys	Metro
CURRENT ASSETS:
Cash and cash equivalents	$12,801	$1,453	$(7,371	)(a)	$6,883
Accounts receivable, net of allowance for doubtful accounts of $2,192 in June 2003	9,424	2,115	(2,115	)(b)	9,424
Prepaid expenses	1,631	—	—		1,631
Deferred income taxes	2,376	—	—		2,376
Inventory and other current assets	722	29	37	(c)	788

Total Current Assets	26,954	3,597	(9,449)		21,102
Property and equipment, net	7,378	96	86	(d)	7,560
Other assets, net	25,737	18	7,883	(e)	33,638

Total Assets	$60,069	$3,711	$(1,480)		$62,300

CURRENT LIABILITIES:
Accounts payable	$2,029	$90	$(90	)(f)	$2,029
Accrued expenses:
Payroll and payroll taxes	7,394	680	(599	)(g)	7,475
Insurance	2,309	—	—		2,309
Income taxes payable	457	—	—		457
Legal settlements	2,035	—	—		2,035
Other	3,148	225	(225	)(h)	3,148
Current portion of long-term debt	3,615	—	243	(i)	3,858
Current portion of medicare liabilities	7,795	—	—		7,795
Current portion of obligations under capital leases	2,274	100	(89	)(j)	2,285

Total Current Liabilities	31,056	1,095	(760)		31,391
Long-term debt	2,879	—	757	(k)	3,636
Obligations under capital leases	334	—	40	(l)	374
Deferred income taxes	391	—	—		391
Long-term medicare liabilities	3,444	—	—		3,444
Other long-term liabilities	826	—	—		826

Total Liabilities	38,930	1,095	37		40,062

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock (9,533,810 Shares in June 2003)	10	—	—		10
Additional paid-in capital	30,951	—	1,099	(m)	32,050
Owner’s equity	—	(1,353)	1,353	(n)	—
Treasury stock (4,167 Shares of Common Stock in June 2003)	(25)	—	—		(25)
Retained (Deficit) earnings	(9,797)	3,969	(3,969	)(o)	(9,797)

Total Stockholders’ Equity	21,139	2,616	(1,517)		22,238

Total Liabilities and Stockholders’ Equity	$60,069	$3,711	$(1,480)		$62,300

Notes to Pro Forma Consolidated Balance Sheet

As of June 30, 2003

The following notes set forth the adjustments made in preparing the unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003.

(a) Represents a decrease to eliminate assets of Metro not purchased by the Company in the amount of $1,453,000 and a decrease to record the cash paid to Metro for the acquisition of assets from Metro of $5,918,000.

(b) Represents a decrease to eliminate assets of Metro not purchased by the Company in the amount of $2,115,000.

(c) Represents a decrease to eliminate assets of Metro not purchased by the Company in the amount of $29,000 and an increase to record the fair value of inventory and purchased by the Company in the amount of $66,000.

(d) Represents a net increase in the amount of $86,000 to record the fair value of the acquired property and equipment.

(e) Represents a decrease to eliminate assets of Metro not purchased by the Company in the amount of $18,000 and an increase in the amount of $7,901,000 representing the intangible assets associated with this transaction.

(f) Represents a decrease to eliminate liabilities of Metro not assumed by the Company in the amount of $90,000.

(g) Represents a decrease to eliminate liabilities of Metro not assumed by the Company in the amount of $599,000.

(h) Represents a decrease to eliminate liabilities of Metro not assumed by the Company in the amount of $225,000.

(i) Represents an increase to record the short term portion of the note payable to Metro for the acquisition of assets in the amount of $243,000.

(j) Represents a net decrease to eliminate liabilities of Metro not assumed by the Company in the amount of $89,000.

(k) Represents an increase to record the long term portion of the note payable to Metro for the acquisition of assets in the amount of $757,000.

(l) Represents an increase to record the long term portion of capital leases assumed from Metro in the amount of $40,000.

(m) Represents an increase to record the additional paid in capital associated with stock given to Metro as consideration for net assets received in the amount of $1,099,000.

(n) Represents an increase to eliminate equity of Metro in the amount of $1,353,000.

(o) Represents a decrease to eliminate equity of Metro in the amount of $3,969,000.